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                                  FLASHCOM, INC.                      EXH. 10.16

                            SERIES B PREFERRED STOCK
                               PURCHASE AGREEMENT


        THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of February 16, 2000, by and between FLASHCOM, INC., a Delaware corporation (the "Company"), and each of the persons or entities listed on Schedule A hereto, each of which is herein referred to as an "Investor," who hereby agree as follows:

1. PURCHASE AND SALE OF STOCK.

        1.1 SALE AND ISSUANCE OF SERIES B PREFERRED STOCK.

               (a) The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the First Closing (as defined below) an Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the "Restated Certificate").

               (b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the First Closing or Second Closing, as applicable, and the Company agrees to sell and issue to each Investor at such Closing, that number of shares of the Company's Series B Preferred Stock set forth opposite each Investor's name on Schedule A hereto at a purchase price of Six Dollars and Fifty-Seven Cents ($6.57) per share. The Series B Preferred Stock will have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.

        1.2 CLOSINGS.

               (a) First Closing. The initial closing of the purchase and sale of the Series B Preferred Stock to those Investors listed on Schedule A hereto under the heading "First Closing" shall take place at the offices of Stradling Yocca Carlson & Rauth, counsel to the Company, in Newport Beach, California, at 10:00 a.m. on February 18, 2000, or at such other time and place as the Company and such Investors purchasing a majority of the shares of Series B Preferred Stock to be sold to such Investors at such Closing shall mutually agree, either orally or in writing (which time and place are designated as the "First Closing").

               (b) Second Closing. A second closing of the purchase and sale of the Series B Preferred Stock to those Investors listed on Schedule A hereto under the heading "Second Closing" shall take place at the offices of Stradling Yocca Carlson & Rauth, counsel to the Company, in Newport Beach, California, at 10:00 a.m. on February 29, 2000, or at such other time and place as the Company and Investors purchasing a majority of the shares of Series B Preferred Stock to be sold to such Investors at such Closing shall mutually agree, either orally or in writing (which time and place are designated as the "Second Closing").

               (c) At each Closing, the Company shall deliver to each Investor purchasing shares at such Closing a certificate representing the shares of Series B Preferred Stock that such Investor is purchasing, against payment of the purchase price therefor by check, wire transfer, cancellation of indebtedness, conversion of convertible promissory notes, or any combination thereof, or such other form of payment as shall be mutually agreed upon by such Investor and the Company.


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2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions attached hereto as Exhibit B, specifically identifying the relevant subparagraph(s) hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

        2.1 ORGANIZATION; GOOD STANDING, QUALIFICATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement, the Amended and Restated Investors' Rights Agreement (as defined in
Section 4.8), and the Amended and Restated Right of First Refusal and Co-Sale Agreement (as defined in Section 4.9), to issue and sell the Series B Preferred Stock and the Common Stock issuable upon conversion of the Series B Preferred Stock, and to carry out the provisions of this Agreement, the Amended and Restated Investors' Rights Agreement, the Amended and Restated Right of First Refusal and Co-Sale Agreement, and the Restated Certificate. The Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the business, properties, prospects, or financial condition of the Company.

        2.2 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, and the Amended and Restated Investors' Rights Agreement, and the Amended and Restated Right of First Refusal and Co-Sale Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance, as applicable), sale, and delivery of the Series B Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series B Preferred Stock has been taken or will be taken prior to the Closing, and this Agreement, the Amended and Restated Investors' Rights Agreement, and the Amended and Restated Right of First Refusal and Co-Sale Agreement, when executed and delivered, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent that the indemnification provisions contained in the Amended and Restated Investors' Rights Agreement may be limited by applicable laws.

        2.3 VALID ISSUANCE OF PREFERRED AND COMMON STOCK. The Series B Preferred Stock that is being purchased by the Investors hereunder, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Amended and Restated Investors' Rights Agreement and the Amended and Restated Right of First Refusal and Co-Sale Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series B Preferred Stock has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this

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Agreement, the Amended and Restated Investors' Rights Agreement, the Amended and
Restated Right of First Refusal and Co-Sale Agreement and under applicable state and federal securities laws.

        2.4 CAPITALIZATION AND VOTING RIGHTS. The authorized capital of the Company will consist, immediately prior to the Closing, of:

               (a) Preferred Stock. 50,000,000 shares of Preferred Stock, $0.001 par value, of which 5,800,000 have been designated Series A Preferred Stock, of which 5,771,679 are issued and outstanding and convertible into 17,315,037 shares of Common Stock, and 12,861,500 which have been designated Series B Preferred Stock, none of which shall be outstanding prior to the First Closing, and up to all of which shall be outstanding immediately following the Second Closing. The rights, privileges and preferences of the Series A Preferred Stock and Series B Preferred Stock are as stated in the Restated Certificate.

               (b) Common Stock. 100,000,000 shares of common stock, $0.001 par value ("Common Stock"), of which 31,707,379 shares are issued and outstanding.

               (c) Immediately following the Closing, all issued and outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock have been or will be duly authorized and validly issued, have been or will be fully paid and nonassessable, and have been or will be issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Securities Act") and any relevant state securities laws or pursuant to valid exemptions therefrom. Except for (i) the conversion privileges of the Series A Preferred Stock and the Series B Preferred Stock or (ii) as otherwise disclosed on Schedule 2.4, there are not outstanding any options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements of any kind for the purchase or acquisition from the Company of any of its securities. The Company has reserved 12,500,000 shares of its Common Stock for purchase upon exercise of options and/or rights to purchase to be granted in the future under the Company's 1999 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Plan (the "1999 Plan"). Except as disclosed on Schedule 2.4, the Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

               (d) Schedule 2.4 sets forth a true, complete and correct list of the holders of record of the Company's Common Stock and Series A Preferred Stock, which list shall identify the name and address of each such holder and the number of shares of Common and/or Series A Preferred Stock held by each such holder. Schedule 2.4 also sets forth a true, complete and correct list of the holders of record of the Company's outstanding warrants, options and other rights to purchase or subscribe for shares of Common Stock or Preferred Stock.

        2.5 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default (i) of any provision of its Amended and Restated Certificate of Incorporation, as amended or Bylaws, as amended (ii) of any provision of any mortgage, indenture, agreement, instrument, or contract to which it is a party or by which it is bound, except where such violation or default would not have a material adverse effect on the Company, or (iii) to the best of its knowledge, of any federal or state, statute, rule, regulation or restriction. The execution, delivery, and performance by the Company of this Agreement, the Amended and Restated Investors' Rights Agreement, and the Amended and Restated Right of First Refusal and Co-Sale Agreement, and the consummation of the transactions

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contemplated hereby and thereby, will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge, or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties.

        2.6 GOVERNMENTAL CONSENTS. No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement, the offer, sale or issuance of the Series B Preferred Stock by the Company, or the issuance of Common Stock upon conversion of the Series B Preferred Stock, except
(i) the filing of the Restated Certificate with the Secretary of State of the State of Delaware, and (ii) such filings as have been made prior to the Closing, except any post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor. The Company has not offered shares of its Series B Preferred Stock or any substantially similar securities of the Company for sale to, or solicited any offers to buy from, or otherwise approached or negotiated in respect thereof with, any person other than the Investors, and the Company will not take any action that will cause the issuance and delivery of the shares of its Series B Preferred Stock as contemplated hereby to constitute a violation of the Securities Act or the California Corporate Securities Law of 1968, as amended (the "California Securities Law").

        2.7 SUBSIDIARIES. The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

        2.8 CONTRACTS AND OTHER COMMITMENTS. Except as set forth on Schedule 2.8, the Company does not have and is not bound by any contract, agreement, lease, or other commitment, written or oral, absolute or contingent, other than
(i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not involve more than $50,000,
(ii) sales or services contracts entered into in the ordinary course of business and that do not involve more than $50,000, (iii) contracts terminable at will by the Company on no more than thirty (30) days' notice without material cost or liability to the Company and (iv) contracts that are not material to the conduct of the Company's business. All contracts, agreements and instruments to which the Company is a party are valid, binding, and in full force and effect, without any material breach by the Company or, to the best of the Company's knowledge, any other party thereto and are enforceable by the Company in accordance with their terms.

        2.9 RELATED-PARTY TRANSACTIONS. Except as set forth on Schedule 2.9, no employee, officer, stockholder or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company. Except as set forth on Schedule 2.9, no officer, director, or stockholder or any member of their immediate families is,

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directly or indirectly, interested in any contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company). Schedule 2.9 contains a list of all agreements or transactions currently in effect between the Company and Brad Sachs, Andra Sachs or any person or entity owned or controlled by either of them in which the amount involved exceeds $60,000.

        2.10 REGISTRATION RIGHTS. Except as provided in the Amended and Restated Investors' Rights Agreement, the Company is presently not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

        2.11 LICENSES; PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

        2.12 LITIGATION. Except as set forth on Schedule 2.12, there is no action, suit, proceeding, or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement, the Amended and Restated Investors' Rights Agreement, or the Amended and Restated Right of First Refusal and Co-Sale Agreement or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any adverse change in the assets, business, properties, prospects, or financial condition of the Company, its properties or assets, or in any material impairment of the right or ability of the Company to carry on its business as now conducted or proposed to be conducted. The Company is not a party to, named in or subject to, and none of its assets are bound by, any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality. There is no action, suit, proceeding or investigation initiated by the Company currently pending or that the Company currently intends to initiate.

        2.13 YEAR 2000 COMPLIANCE. All of the Company's products (including products currently under development) record, store, process and calculate and present calendar dates falling on and after January 1, 2000, and calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively "Year 2000 Compliant"). The Company's computer system and its products have been tested and, based on the results of these tests, the Company believes that its internal systems, including without limitation, its accounting systems, as well as its products, are Year 2000 Compliant. The Company has not conducted a review of the computer hardware and software systems of third parties which may be affected by the Year 2000 problem.

        2.14 OFFERING. Subject in part to the truth and accuracy of each Investor's representations set forth in this Agreement, the offer, sale and issuance of the Series B Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and the qualification requirements of the California Securities Law, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of any such exemption.

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        2.15 TITLE TO PROPERTY AND ASSETS; LIENS. The Company has good and marketable title to its properties and assets, in each case subject to no mortgage, pledge, lien, lease, encumbrance, or charge, other than (a) liens resulting from taxes which have not yet become delinquent, or (b) minor liens, encumbrances, or defects of title which do not, individually or in the aggregate, materially detract from the value of the property subject thereto or materially impair the operations of the Company.

        2.16 FINANCIAL STATEMENTS. The Company has delivered to each Investor its audited financial statements for the period from May 18, 1998 (inception) to December 31, 1998, and for the period from January 1, 1999 to June 30, 1999 and its unaudited financial statements for the eleven-month period ended November 30, 1999 (the "Financial Statements"). The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. The Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles consistently applied throughout the periods indicated, except that interim financial statements are subject to normal year-end audit adjustments (which will not be material either individually or in the aggregate) and lack footnotes. Except as set forth on Schedule 2.16 or in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business consistent with past practices subsequent to November 30, 1999 and (ii) obligations under contracts and commitments incurred in the ordinary course of business consistent with past practices, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements or on Schedule 2.16, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation.

        2.17 CHANGES. Except as set forth on Schedule 2.17, since November 30, 1999, there has not been:

               (a) any change in the assets, liabilities, financial condition, or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business consistent with past practices that have not been, in the aggregate, materially adverse;

               (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is presently proposed to be conducted);

               (c) any waiver or compromise by the Company of a material right or of a material debt owed to it;

               (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business consistent with past practices and that is not material to the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is presently proposed to be conducted);

               (e) any material change to a material contract or arrangement by which the Company or any of its assets is bound or subject;

               (f) any material change in any compensation arrangement or agreement with any key employee, officer or director;


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               (g) any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets, or other intangible assets material to the Company;

               (h) any resignation or termination of employment of any key employee of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such employee,

               (i) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except for liens of the type described in Section 2.15;

               (j) any loans or guarantees made by the Company to or for the benefit of its employees, stockholders, officers, or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business consistent with past practices;

               (k) any declaration, setting aside, or payment of any dividend or other distribution of the Company's assets in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

               (l) any other event or condition of any character that might materially and adversely affect the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is presently proposed to be conducted); or

               (m) any agreement or commitment by the Company to do any of the things described in this Section 2.17.

        2.18 INTELLECTUAL PROPERTY. Except as set forth on Schedule 2.18, the Company has sufficient title and ownership of all patents, patent applications, licenses, trademarks, service marks, trade names, inventions, processes, formulae, trade secrets, franchises, copyrights and other proprietary rights (collectively, "Intellectual Property Rights") employed in or necessary for the operation of its business as now conducted and as proposed to be conducted with no known infringement of or conflict with the rights of others. Such ownership and title are exclusive and not subject to termination without the Company's consent. Except as set forth on Schedule 2.18, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing Intellectual Property Rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property Rights of any other person or entity. The Company is not aware of any third party that is infringing or violating any of its Intellectual Property Rights. Except as set forth on Schedule 2.18, the Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the Intellectual Property Rights of any other person or entity. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

        2.19 EMPLOYEES; EMPLOYEE COMPENSATION. To the best of the Company's knowledge, after reasonable inquiry, no employee of the Company is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would conflict with such employee's obligation to use his or her best efforts to promote the interests of the Company or that would conflict

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with the Company's business as conducted or as proposed to be conducted. To the best of the Company's knowledge, after reasonable inquiry, no employee of the Company is in violation of any term of any employment contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee with the Company or any previous employer. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company has no collective bargaining agreements with any of its employees and to the best of the Company's knowledge there is no labor union organizing activity pending or threatened with respect to the Company. Except as set forth on
Schedule 2.19, there is no pension, health, profit sharing, bonus, stock purchase, stock option, hospitalization, insurance, severance, or any other employee benefit or welfare benefit plan with respect to any officer or employee of the Company which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company. Schedule 2.19 contains a true, complete and correct list of all employment agreements, severance agreements, compensation plan agreements or arrangements or other agreements or contractual obligations relating to the employment or service of any of the Company's employees. True, complete and correct copies of all such agreements have been delivered or made available to special counsel for the Investors.

        2.20 PROPRIETARY INFORMATION.

               (a) The Company has taken all reasonable security measures to protect the secrecy, confidentiality, and value of all trade secrets, know-how, inventions, designs, processes, and technical data required to conduct its business.

               (b) Each officer, employee, or consultant of the Company has signed, and each such future officer, employee or consultant will sign, a proprietary information agreement substantially in the Company's standard form of such agreement (a copy of which form has been provided to the Investors' counsel), each of which agreements remains in full force and effect as of the date hereof. To the best of the Company's knowledge, none of the Company's current or former officers, employees, or consultants is or will be in violation thereof, and the Company will use its best efforts to prevent any such violation.

        2.21 TAX RETURNS, PAYMENTS, AND ELECTIONS. The Company has filed all tax returns (federal, state or local) it has been required to file prior to the date hereof and the Company has paid all taxes that have been due and payable, and the Company has no material liability for any federal, state or local taxes. The Company has not elected to be treated as an S Corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Internal Revenue Code of 1986, as amended ("Code"), nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the

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assessment or collection of any tax or governmental charge. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries, except where the failure to do so would not have a material adverse effect on the Company.

        2.22 INSURANCE. The Company has adequate insurance, with financially sound and reputable insurers, with respect to its properties, business and operations, that are of a character customarily insured by entities engaged in the same or a similar business similarly situated, against loss or damage of the kinds customarily insured against by such entities, which insurance is of such types as are customarily carried under similar circumstances by such other entities. Schedule 2.22 sets forth a list of all of such insurance including coverage amounts and deductibles.

        2.23 ENVIRONMENTAL AND SAFETY MATTERS. The operations of the Company (a) have been, and are now, in compliance in all material respects with all applicable environmental laws, (b) the Company has obtained all environmental, health, and safety permits, licenses, and approvals necessary for its operation, all such permits, licenses, and approvals are in effect, and the Company is in compliance in all respects with the terms and conditions thereof, (c) with respect to any property currently or formerly owned, leased, or operated by the Company, the Company is not subject to any judicial or administrative proceedings or any order from, or agreement with, any governmental authority, and the Company has no knowledge of any pending or threatened investigation by any governmental authority, relating to any violation or alleged violation of any environmental law, any release or threatened release of a hazardous substance into the environment, or any remedial action that may be necessary in connection with any such violation or release, (d) the Company has not filed any notice under any environmental law indicating past or present treatment, storage, disposal or release of a hazardous substance into the environment, and
(e) the Company has not received notice of a claim that it may be liable as a result of a release or threatened release of hazardous substances, and, to the knowledge of the Company, there is no basis for any such claim, action, suit, or investigation with respect to any environmental law.

        2.24 QUALIFIED SMALL BUSINESS STOCK. As of the Closing Date, the Series B Preferred Stock and the shares of Common Stock issuable upon exercise thereof should constitute "qualified small business stock" as defined in Section 1202(c) of the Code, and the Company shall make all filings required under Section 1202(d)(1)(c) of the Code, any related Treasury Regulations and any state laws or regulations.

        2.25 REAL PROPERTY HOLDING COMPANY. The Company is not and has not been at any time a "United States real property holding corporation" as defined in
Section 897 of the Code.

        2.26 INVESTMENT COMPANY. The Company is not, and after the receipt of the proceeds from the sale of the Shares hereunder will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        2.27 ACCOUNTING. The Company maintains a system of accounting established and administered in accordance with generally accepted accounting principles and has in place reasonable internal controls which are adequate and appropriate for the Company.

        2.28 REGULATORY MATTERS. The Company's business as currently conducted and as currently proposed to be conducted complies in all material respects with applicable federal and state laws, rules, statutes, regulations and orders, including without limitation any of the foregoing promulgated by the U.S. Federal Communications Commission and state public utility commissions (or other regulatory authorities having jurisdiction) relating to the provision of data communications services and telecommunications services. The Company has obtained all permits and regulatory approvals and authorizations necessary for it to conduct its business as currently conducted and as currently proposed to be conducted, except where the failure to have same would not have a material adverse effect on the Company.

        2.29 OFFERING MEMORANDUM. The Confidential Private Placement Memorandum dated December 7, 1999 prepared in connection with the Series B Preferred Stock financing did not, as of the date thereof, and does not, as of the date hereof, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that with respect to the projections contained in such Private Placement Memorandum, the Company only represents that such projections were prepared in good faith and that the Company believes that there is a reasonable basis for such projections.

        2.30 DISCLOSURE. The Company has provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Series B Preferred Stock. Neither this Agreement nor any other written agreements or certificates made or delivered in connection herewith, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

        Each Investor hereby, severally and not jointly, represents and warrants to the Company that:

        3.1 AUTHORIZATION. Such Investor has full power and authority to enter into this Agreement, the Amended and Restated Investors' Rights Agreement and the Amended and Restated Right of First Refusal and Co-Sale Agreement, and that each such agreement, when executed and delivered, will constitute a valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent that the indemnification provisions contained in the Amended and Restated Investors' Rights Agreement may be limited by applicable laws.

        3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series B Preferred Stock to be purchased by such Investor, and the Common Stock issuable upon conversion of the Series B Preferred Stock (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Series B Preferred Stock or the Common Stock acquired on conversion of the Series B Preferred Stock.

        3.3 RELIANCE UPON INVESTORS' REPRESENTATIONS. Such Investor understands that the Series B Preferred Stock is not, and the Common Stock acquired on conversion of the Series B Preferred Stock at the time of issuance may not be, registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of the Securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Investors' representations set forth herein.

        3.4 RECEIPT OF INFORMATION. Such Investor represents that such Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series B Preferred Stock and the business, properties, prospects, and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Investor or to which such Investor had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

        3.5 INVESTMENT EXPERIENCE. Such Investor represents that such Investor is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development, can bear the economic risk of such Investor's investment, and has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the investment in the Series B Preferred Stock. If other than an individual, Investor also represents such Investor has not been organized for the purpose of acquiring the Series B Preferred Stock.

        3.6 ACCREDITED INVESTOR. Such Investor represents to the Company that except as otherwise disclosed to the Company, in writing, prior to such Investor's execution hereof, such Investor is an Accredited Investor as defined in Rule 501(a) promulgated under the Securities Act.

        3.7 RESTRICTED SECURITIES. Such Investor understands that the Series B Preferred Stock (and any Common Stock issued on conversion of the Series B Preferred Stock) may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Series B Preferred Stock and any Common Stock issued on conversion of the Series B Preferred Stock or an available exemption from registration under the Securities Act, the Series B Preferred Stock and any Common Stock issued on conversion of the Series B Preferred Stock must be held indefinitely. In particular, such Investor is aware that the Series B Preferred Stock (and any Common Stock issued on conversion of the Series B Preferred Stock) may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available.

        3.8 LEGENDS. To the extent applicable, each certificate or other document evidencing any of the Series B Preferred Stock and any Common Stock issued on conversion of the Series B Preferred Stock shall be endorsed with the legends substantially in the form set forth below:

               (a) The following legend under the Securities Act:

                      "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

               (b) Any legend imposed or required by the Company's Bylaws, the Amended and Restated Right of First Refusal and Co-Sale Agreement or applicable state securities laws.

4. CONDITIONS OF INVESTORS' OBLIGATIONS AT FIRST CLOSING.

        The obligations of each Investor purchasing shares at the First Closing under subparagraph 1.1(b) of this Agreement are subject to the fulfillment on or before the First Closing of each of the following conditions, the waiver of which shall not be effective against any such Investor who does not consent in writing thereto:

        4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the First Closing with the same effect as though such representations and warranties had been made on and as of the date of the First Closing.

        4.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the First Closing.

        4.3 COMPLIANCE CERTIFICATE; SECRETARY'S CERTIFICATE. The President of the Company shall deliver to each Investor purchasing shares at the First Closing a certificate certifying that the conditions specified in paragraphs 4.1, 4.2, 4.4 and 4.6 have been fulfilled. The Company shall have delivered a certificate, executed on behalf of the Company by its Secretary, dated as of the date of the First Closing, certifying the Board of Directors and stockholder resolutions approving this Agreement and the other agreements to which the Company is a party as indicated herein, and the issuance of the Series B Preferred Stock, the reservation of the underlying Common Stock and certifying the current versions of the Company's Amended and Restated Certificate of Incorporation and Bylaws.

        4.4 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with and prior to the lawful issuance and sale of the Series B Preferred Stock to the Investors purchasing shares at the First Closing pursuant to this Agreement shall be duly obtained and effective as of the First Closing.

        4.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the First Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors purchasing shares at the First Closing, who shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

        4.6 BYLAWS. The Bylaws of the Company shall provide that the size of the Board of Directors shall be set from five (5) to nine (9) persons, with the current number being fixed at seven (7) persons.

        4.7 AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT. The Company, the holders of a majority of the Series A Preferred Stock, each Investor purchasing shares at the First Closing and Brad Sachs (the "Founder") shall have executed and delivered the Amended and Restated Investors' Rights Agreement in the form attached hereto as Exhibit C (the "Amended and Restated Investors' Rights Agreement").

        4.8 AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT. The Company, each Investor purchasing shares at the First Closing and Brad Sachs shall have executed and delivered the Amended and Restated Right of First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit D (the "Amended and Restated Right of First Refusal and Co-Sale Agreement").

        4.9 RESTATED CERTIFICATE. The Company shall have filed the Restated Certificate, in the form attached hereto as Exhibit A, with the Delaware Secretary of State.

        4.10 OPINION OF COMPANY COUNSEL. The Investors purchasing shares at the First Closing shall have received from Stradling Yocca Carlson & Rauth, a Professional Corporation, counsel to the Company, an opinion dated as of the date of the First Closing, in the form attached hereto as Exhibit E.

        4.11 WARRANT TO PURCHASE COMMON STOCK. The Company shall have executed and delivered to each Investor purchasing shares at the First Closing a warrant to purchase common stock of the Company in the form attached hereto as Exhibit F.

        4.12 SETTLEMENT AGREEMENT. The settlement agreement dated February 11, 2000 among Andra Sachs, the Company and the other parties thereto in the form provided to special counsel to the Investors, shall have been executed and delivered by all parties thereto.

5. CONDITIONS OF INVESTORS' OBLIGATIONS AT SECOND CLOSING.

        The obligations of each Investor purchasing shares at the Second Closing under subparagraph 1.1(b) of this Agreement are subject to the fulfillment on or before the Second Closing of each of the following conditions, the waiver of which shall not be effective against any such Investor who does not consent in writing thereto:

        5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Second Closing with the same effect as though such representations and warranties had been made on and as of the date of the Second Closing.

        5.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Second Closing.

        5.3 COMPLIANCE CERTIFICATE; SECRETARY'S CERTIFICATE. The President of the Company shall deliver to each Investor purchasing shares at the Second Closing a certificate certifying that the conditions specified in paragraphs 5.1, 5.2, 5.4, 5.6 and 5.11 have been fulfilled. The Company shall have delivered a certificate, executed on behalf of the Company by its Secretary, dated as of the date of the Second Closing, certifying the Board of Directors and stockholder resolutions approving this Agreement and the other agreements to which the Company is a party as indicated herein, and the issuance of the Series B Preferred Stock, the reservation of the underlying Common Stock and certifying the current versions of the Company's Amended and Restated Certificate of Incorporation and Bylaws.

        5.4 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with and prior to the lawful issuance and sale of the Series B Preferred Stock pursuant to this Agreement (in addition to those referenced in Section 5.12 below) shall be duly obtained and effective as of the Second Closing.

        5.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Second Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors purchasing shares at the Second Closing, who shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

        5.6 BOARD OF DIRECTORS. Effective as of the Second Closing, the directors of the Company shall be Brad Sachs, David Helfrich, Todd Brooks, Kevin Fong, Richard Rasmus, Andra Sachs and a designee of Behrman Capital.

        5.7 AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT. The Company, the holders of a majority of the Series A Preferred Stock and each Investor purchasing shares at the Second Closing (the "Founder") shall have executed and delivered the Amended and Restated Investors' Rights Agreement in the form attached hereto as Exhibit C (the "Amended and Restated Investors' Rights Agreement").

        5.8 AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT. The Company and each Investor purchasing shares at the Second Closing shall have executed and delivered the Amended and Restated Right of First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit D (the "Amended and Restated Right of First Refusal and Co-Sale Agreement").

        5.9 OPINION OF COMPANY COUNSEL. The Investors purchasing shares at the Second Closing shall have received from Stradling Yocca Carlson & Rauth, a Professional Corporation, counsel to the Company, an opinion dated as of the date of the Second Closing, in the form attached hereto as Exhibit E.

        5.10 WARRANT TO PURCHASE COMMON STOCK. The Company shall have executed and delivered to each Investor purchasing shares at the Second Closing a warrant to purchase common stock of the Company in the form attached hereto as Exhibit F.

        5.11 SETTLEMENT AGREEMENT. The settlement agreement dated February 11, 2000 among Andra Sachs, the Company and the other parties thereto in the form provided to special counsel to the Investors, shall have been executed and delivered by all parties thereto.

        5.12 HART-SCOTT-RODINO FILING. If any Investor's purchase of shares at the Second Closing is subject to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, such filings shall have been made and the waiting period with respect thereto shall have expired or been terminated. The Company and any such Investor shall make such filings as soon as practicable following the date hereof, and shall use their commercially reasonable best efforts to cause early termination of any waiting period under such Act.

        5.13 SATISFACTION OF OTHER CONDITIONS. The conditions set forth in Sections 4.6, 4.9 and 4.12 above shall have been fulfilled by the Company.

6. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT EACH CLOSING.

        The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing applicable to such Investor of each of the following conditions by that Investor.

        6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Investor contained in Section 3 shall be true on and as of the Closing applicable to such Investor with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

        6.2 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with and prior to the lawful issuance and sale of the Series B Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of such Closing.

        6.3 PURCHASE OF SHARES. The Company shall have received payment for all of the shares of Series B Preferred Stock being sold at such Closing pursuant to this Agreement.

        6.4 AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT. The Company, the holders of Series A Preferred Stock, each Investor purchasing shares at such Closing and the Founder shall have executed and delivered the Amended and Restated Investors' Rights Agreement in the form attached hereto as Exhibit C.

        6.5 AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT. The Company, holders of a majority of the shares of Series A Preferred Stock, each Investor purchasing shares at such Closing and the Founder shall have executed and delivered the Amended and Restated Right of First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit D.

        6.6 HART-SCOTT-RODINO FILING. If any Investor's purchase of shares at the Second Closing is subject to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, such filings shall have been made and the waiting period with respect thereto shall have expired or been terminated. The Company and any such Investor shall make such filings as soon as practicable following the date hereof, and shall use their commercially reasonable best efforts to cause early termination of any waiting period under such Act.

7. MISCELLANEOUS.

        7.1 ENTIRE AGREEMENT. This Agreement, the Amended and Restated Investors' Rights Agreement, and the Amended and Restated Right of First Refusal and Co-Sale Agreement constitute the entire agreements among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

        7.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any shares of Series B Preferred Stock sold hereunder or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        7.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

        7.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        7.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        7.6 NOTICES. Unless otherwise provided, all notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or by a courier addressed to the party to be notified at the address or facsimile number indicated for such person on Schedule A attached hereto, or at such other address or facsimile number as such party may designate by ten (10) days' advance written notice to the other parties hereto. All such notices and other written communications shall be effective on the date of mailing, confirmed facsimile transfer or delivery. Notwithstanding the foregoing, all notices and other communications to Intel Corporation ("Intel") shall be sent to the following address:

                             Intel Corporation
                             2200 Mission College Blvd.
                             Mail Stop RN6-46
                             Santa Clara, California  95052
                             Attn:  M&A Portfolio Manager
                             Fax Number:  (408) 765-6038

                             With copies to:

                             Intel Corporation
                             2200 Mission College Blvd.
                             Santa Clara, California 95052

                             Attn:  General Counsel
                             Fax Number:  (408) 765-1859

        7.7 FINDER'S FEES. Except as set forth on Schedule 7.7, each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the cost and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

        7.8 EXPENSES. The Company and each Investor shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of this Agreement; provided, however, that the Company will pay the reasonable, documented fees and disbursements up to an aggregate of $40,000 of special legal counsel and certain outside consultants for the Investors in connection with this transaction.

        7.9 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Amended and Restated Investors' Rights Agreement, the Amended and Restated Right of First Refusal and Co-Sale Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

        7.10 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock not previously sold to the public that is issued or issuable upon conversion of the Series B Preferred Stock, voting as a single class. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company. Notwithstanding anything herein to the contrary, no amendment or waiver to any of the following sections or provisions of this Agreement shall be effective without the written consent of Intel: (i) Section 7.12 and (ii) any other provision or section of this Agreement that specifically mentions Intel.

        7.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        7.12 DISPUTE RESOLUTION. If there arises a dispute between any party to this Agreement, including, without limitation Intel, and any other party to this Agreement regarding this Agreement, those parties agree to negotiate in good faith to resolve the dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties, then each party shall nominate one partner, member or senior officer of the rank of Vice President or higher as its representative. These representatives shall, within thirty (30) days of a written request by either party to call such a meeting, meet in person and alone (except for one assistant for each party) and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such senior managers in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If any alternative method of dispute resolution is not agreed upon within thirty (30) days after the one day mediation, either party may begin litigation proceedings. This procedure shall be a prerequisite before taking any additional action hereunder.

        7.13 INFORMATION CONFIDENTIAL.

               (a) Disclosure of Terms. The terms and conditions of this Agreement, the Amended and Restated Investors' Rights Agreement, the Amended and Restated Right of First Refusal and Co-sale Agreement and any other agreement to which the Investors are parties, the execution and delivery of which is contemplated hereby (collectively, the "Financing Terms"), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below.

               (b) Press Releases, Etc. Within sixty (60) days of the closing of the transaction contemplated by the Financing Terms, the Company may issue a press release in the form provided by Intel disclosing that Intel has invested in the Company; provided that the release does not disclose any of the Financing Terms and the final form of the press release is approved in advance in writing by Intel which approval shall not be unreasonably withheld. No other announcement regarding Intel in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without such Intel's prior written consent.

               (c) Permitted Disclosures. Notwithstanding the foregoing, (i) any party may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations whether by written agreement, position of trust or confidence, fiduciary duty, or otherwise; (ii) any party may disclose (other than in a press release or other public announcement described in subsection (b)) solely the fact that the Investors are investors in the Company to any third parties without the requirement for the consent of any other party or nondisclosure obligations; and (iii) Intel may disclose its investment in the Company and the Financing Terms to third parties or to the public at its sole discretion and, if it does so, the other parties hereto shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by Intel.

        (d) Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement, the Amended and Restated Investors' Rights Agreement, the Amended and Restated Right of First Refusal and Co-Sale Agreement and any other agreement to which the Investors are parties, the execution and delivery of which is contemplated hereby, or any of the Financing Terms hereof in contravention of the provisions of this Section 7.13, such party (the "Disclosing Party") shall provide the other parties (the "Non-Disclosing Parties") with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any Non-Disclosing Party.

               (e) Other Information. The provisions of this Section 7.13 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby. Additional disclosures and exchange of confidential information between the Company and Intel (including without limitation, any exchanges of information with any Intel board observer) shall be governed by the terms of the Corporate Non-Disclosure Agreement No. 5710225, dated May 4, 1999, executed by the Company and Intel, and any Confidential Information Transmittal Records ("CITR") provided in connection therewith.

               (f) All notices under this Section 7.13 shall be made pursuant to
Section 7.6 of this Agreement.

            SIGNATURE PAGE TO FLASHCOM, INC. STOCK PURCHASE AGREEMENT


        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    FLASHCOM, INC.


                                    By: /s/ RICHARD RASMUS
                                        ----------------------------------------
                                            Richard Rasmus, President and
                                            Chief Operating Officer





                                    INVESTORS:


                                    Investor Name:
                                                  ------------------------------


                                    Signed:
                                           -------------------------------------


                                    Print Name:
                                               ---------------------------------


                                    Its:
                                        ----------------------------------------

                                    [The Agreement contains counterpart
                                    signature pages for each investor appearing in Schedule A hereto]

                                   SCHEDULE A

                                    INVESTORS


NAME AND ADDRESSES OF INVESTORS                  NO. SHARES OF SERIES B
IN SERIES B PREFERRED STOCK                       PREFERRED PURCHASED         PURCHASE PRICE
---------------------------------------------------------------------------------------------------

 FIRST CLOSING

 The New Economy Fund                                 1,522,070                $10,000,000
 c/o Capital Research and Management Company
 333 South Hope Street, 53rd Floor
 Los Angeles, California  90017

 SMALLCAP World Fund, Inc.                            1,484,018                  9,750,000
 c/o Capital Research and Management Company
 333 South Hope Street, 53rd Floor
 Los Angeles, California  90017

 American Variable Insurance Series Global               38,052                   250,000
 Small Capitalization Fund
 c/o Capital Research and Management Company
 333 South Hope Street, 53rd Floor
 Los Angeles, California  90017

 Blueprint Ventures Emerging Communications           1,225,800                  8,053,507
 Fund I, L.P.
 Embarcadero Center Four, Suite 580
 San Francisco, California  94115
 Attn:  Bart Schachter

 C.E. Unterberg, Towbin Private Equity                  456,621                  3,000,000
        Partners II, L.P.
 c/o C.E. Unterberg Towbin
 10 East 50th Street
 New York, New York  10022
 Attn:  Mark G. Hadlock

 Intel Corporation                                      552,548                  3,630,242
 2200 Mission College Blvd.
 Mail Stop RN6-46
 Santa Clara, California 95052
 Attn:  M&A Portfolio Manager

       With copies to:

       Intel Corporation
       2200 Mission College Blvd.
       Santa Clara, California 95052
       Attn:  General Counsel


NAME AND ADDRESSES OF INVESTORS                  NO. SHARES OF SERIES B
IN SERIES B PREFERRED STOCK                       PREFERRED PURCHASED         PURCHASE PRICE
---------------------------------------------------------------------------------------------------

 BancBoston Capital Inc.                               456,621                  3,000,000
 435 Tasso Street, Suite 250
 Palo Alto, California  94301
 Attn:  Maia Heymann

 Carlyle High Yield Partners, L.P.                     456,621                  3,000,000
 520 Madison Avenue, 41st Floor
 New York, New York  10022
 Attn:  Greg Margolies

 Kohlberg, Kravis, Roberts & Co.                       350,076                  2,300,000
 2800 Sand Hill Road, Suite 200
 Menlo Park, California  94025
 Attn:  Adam Clammer

 The Raptor Global Portfolio Ltd.                      454,642                  2,987,000
 c/o Tudor Investment Corporation
 40 Rowes Wharf, 2nd Floor
 Boston, Massachusetts  02110
 Attn:  Rick Ganong

 Altar Rock Fund, L.P.                                   1,979                     13,000
 c/o Tudor Investment Corporation
 40 Rowes Wharf, 2nd Floor
 Boston, Massachusetts  02110
 Attn:  Rick Ganong

 Comdisco, Inc.                                        129,376                    850,000
 6111 North River Road
 Rosemont, Illinois  60018
 Attn:  Venture Group

 TW Trust                                               38,052                    250,002
 8144 Walnut Hill Lane, Suite 1010
 Dallas, Texas  95231
 Attn:  Connie Adair

 CVT Management LLC                                     30,441                    200,000
 7385 Caminito Bassano
 La Jolla, California  92037
 Attn:  Alex Roudi


NAME AND ADDRESSES OF INVESTORS                  NO. SHARES OF SERIES B
IN SERIES B PREFERRED STOCK                       PREFERRED PURCHASED         PURCHASE PRICE
---------------------------------------------------------------------------------------------------

 Internet Investor LLC, Series 8                        30,441                   199,997
 450 Springfield Avenue, Suite 201
 Summit, New Jersey  07901
 Attn:  Frederick R. Krueger

 Bahram Nour-Omid and                                   30,441                   200,000
 Doris Nour-Omid, Trustees,
 Nour-Omid Family Trust
 2219 Tunbridge Court
 Los Angeles, California  90077

 Sean Tayebi                                            30,441                   200,000
 939 Coast Boulevard, #16D
 La Jolla, California  92037

 BridgeWest, LLC                                        76,104                   500,000
 c/o Kathy Munro
 4370 La Jolla Village Drive, Suite 400
 San Diego, California  92122

 Steve Lehman                                           76,104                   500,000
 25742 Simpson Place
 Calabasas, California  91302-3154

 Blackcross                                             76,104                   500,000
 369 San Miguel Drive, Suite 300
 Newport Beach, California  92660
 Attn: Blake Bertea

 Sean Stanfield                                         15,221                   100,000
 16751 Edgewater Lane
 Huntington Beach, California  92649

 Remington Industries                                   30,441                   200,000
 3848 McKinley Street
 Corona, California  91719
 Attn:  Jeff Silvers

 David Fuchs                                            30,441                   200,000
 1775 Newell Road
 Palo Alto, California  94303

 Kevin Wendle                                           30,441                   200,000
 10671 Chalon Road
 Los Angeles, California  90077


NAME AND ADDRESSES OF INVESTORS                  NO. SHARES OF SERIES B
IN SERIES B PREFERRED STOCK                       PREFERRED PURCHASED         PURCHASE PRICE
---------------------------------------------------------------------------------------------------
 SECOND CLOSING

 Behrman Capital II L.P.                              3,003,417                19,732,450
 c/o Behrman Capital
 126 East 56th Street
 New York, NY  10022
 Attn:  Grant G. Behrman

       With copies to:

       Behrman Capital
       4 Embarcadero Center, Suite 3640
       San Francisco, CA  94111
       Attn:  William Matthes

 Strategic Entrepreneur Fund II L.P.                    40,723                   267,550
 c/o Behrman Capital
 126 East 56th Street
 New York, NY  10022
 Attn:  Grant G. Behrman

       With copies to:

       Behrman Capital
       4 Embarcadero Center, Suite 3640
       San Francisco, CA  94111
       Attn:  William Matthes

 Communication Ventures III, L.P.                      850,256                 5,586,180
 505 Hamilton Avenue, Ste. 305
 Palo Alto, California 94301

 Communication Ventures III CEO &                       42,513                   279,308
 Entrepreneurs Fund
 505 Hamilton Avenue, Ste. 305
 Palo Alto, California 94301

 Mayfield IX                                           863,990                 5,676,416
 2800 Sand Hill Road
 Menlo Park, California 94025

 Mayfield Associates Fund IV                            45,473                   298,760
 2800 Sand Hill Road
 Menlo Park, California 94025

 Flash Trust                                           308,220                 2,025,005
 c/o Mayfield Funds
 2800 Sand Hill Road
 Menlo Park, California 94025


NAME AND ADDRESSES OF INVESTORS                  NO. SHARES OF SERIES B
IN SERIES B PREFERRED STOCK                       PREFERRED PURCHASED         PURCHASE PRICE
---------------------------------------------------------------------------------------------------


 SYCR Investment Partnership 2000                       39,052                   256,570
 660 Newport Center Drive, Suite 1600
 Newport Beach, California  92660

 SYCR Investment Fund II, LLC                            7,610                    50,000
 660 Newport Center Dr., Suite 1600
 Newport Beach, California 92660

 TOTAL:                                             12,824,351               $84,255,987

                                    EXHIBIT A

                              RESTATED CERTIFICATE

                                    EXHIBIT B

                             SCHEDULE OF EXCEPTIONS

                                    EXHIBIT C

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                    EXHIBIT D

                   AMENDED AND RESTATED RIGHT OF FIRST REFUSAL
                              AND CO-SALE AGREEMENT

                                    EXHIBIT E

                       FORM OF OPINION OF COMPANY COUNSEL

                                    EXHIBIT F

                                 FORM OF WARRANT


                                      F-1